Exhibit 23.2

                         Consent of Independent Auditors



We consent to the incorporation by reference in Registration Statement (Form S-3 No. 333-76588) of Senior Housing Properties Trust and in the related Prospectus of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Senior Housing Properties Trust included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2002